Exhibit 10.2

SECOND AMENDMENT

This Amendment (the “Amendment”) to the Credit Agreement referred to below is dated as of October 31, 2007, by and among BOWATER CANADIAN FOREST PRODUCTS INC., a company organized under the laws of the Province of Nova Scotia, in its capacity as Borrower under the Credit Agreement referred to below (the “Borrower”), BOWATER INCORPORATED, a corporation organized under the laws of Delaware, in its capacity as a Guarantor under the Credit Agreement referred to below (the “U.S. Borrower”), BOWATER CANADIAN HOLDINGS INCORPORATED, a company organized under the laws of the Province of Nova Scotia (the “Parent Grantor”), certain Subsidiaries of the Borrower party hereto (the “Subsidiary Grantors” and, together with the Parent Grantor, the “Additional Grantors”), the lenders party hereto (the “Lenders”) pursuant to an authorization (in the form attached hereto as Exhibit A, each a “Lender Authorization”) and THE BANK OF NOVA SCOTIA, as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.

STATEMENT OF PURPOSE:

The Borrower, the U.S. Borrower, the Lenders, certain other financial institutions and the Administrative Agent are parties to the Credit Agreement dated as of May 31, 2006 (as amended by that certain First Amendment dated as of July 20, 2007, as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein. Subject to the terms and conditions set forth herein, the Administrative Agent and each of the Lenders have agreed to grant such requests of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment).

2. Credit Agreement Amendments. The Credit Agreement is hereby amended as follows:

(a) Amendment to Section 1.1 of the Credit Agreement (“Definitions”). Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in correct alphabetical order:

““Specified Non-Recurring Charges” means the non-recurring charges against income taken by the U.S. Borrower during the following periods in the following amounts:

(a) with respect to the fiscal quarter ended March 31, 2007, non-recurring charges in the amount of $9,500,000;

(b) with respect to the fiscal quarter ended June 30, 2007, non-recurring charges in the amount of $20,000,000;

(c) with respect to the fiscal quarter ended September 30, 2007, non-recurring charges in an amount to be determined in accordance with GAAP but not to exceed $50,000,000; and

(d) with respect to the fiscal quarter ending December 31, 2007, non-recurring charges consisting of (i) severance expenses of the U.S. Borrower taken in such quarter in an amount not to exceed $50,000,000 and (ii) merger costs incurred with respect to the Combination in an amount to be determined in accordance with GAAP;

provided that, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, for purposes of calculating the Consolidated Senior Secured Leverage Ratio and the interest coverage ratio as set forth in Section 9.2, such non-recurring charges shall be excluded from the non-recurring charges included in clause (b)(v) of the definition of Consolidated EBITDA.”

(b) Amendment to Section 1.1 of the Credit Agreement (“Definitions”). Section 1.1 of the Credit Agreement is hereby amended by

(i) deleting the definition of “Asset Coverage Amount” in its entirety and replacing it with the following:

““Asset Coverage Amount” means, as of any date of determination, an amount equal to sixty percent (60%) of the net book value of the Coverage Assets as set forth on the Consolidated balance sheet of the Borrower and its Subsidiaries most recently delivered pursuant to Sections 5.2 or 7.1 hereof.”

(ii) deleting the definition of “Consolidated Senior Secured Leverage Ratio” in its entirety and replacing it with the following:

““Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Senior Secured Indebtedness on such date to (b) the sum of (i) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date plus (ii) the amount of Specified Non-Recurring Charges taken during the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.”

(c) Amendment to Section 9.2 of the Credit Agreement (“Interest Coverage Ratio”). Section 9.2 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

SECTION 9.2 Interest Coverage Ratio. As of any fiscal quarter ending during the periods specified below, permit the ratio of (a) the sum of (i) Consolidated Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, plus (ii) the amount of Specified Non-Recurring Charges taken during the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to (b) Consolidated Interest Expense paid or payable in cash for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to be less than the corresponding ratio set forth below.

Applicable Period	Minimum Ratio
On or prior to September 30, 2007	2.00 to 1.00
October 1, 2007 through and including December 31, 2007	1.50 to 1.00
January 1, 2008 through and including June 30, 2008	1.60 to 1.00
July 1, 2008 through and including September 30, 2008	1.80 to 1.00
October 1, 2008 and thereafter	2.00 to 1.00

3. Conditions to Effectiveness. Upon the satisfaction of each of the following conditions, this Amendment shall be deemed to be effective as of the date hereof:

(a) the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent (on behalf of the Lenders by virtue of each Lender’s execution of a Lender Authorization), the Borrower, the U.S. Borrower and the Additional Grantors;

(b) the Administrative Agent shall have received executed Lender Authorizations from the requisite Lenders;

(c) the Administrative Agent shall have been reimbursed for all fees and out-of-pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent;

(d) the Administrative Agent shall have received a corresponding amendment to the U.S. Credit Agreement, in form and substance substantially consistent with this Amendment (with such changes as are applicable only to the U.S. Credit Agreement), duly executed by the U.S. Administrative Agent, the U.S. Borrower, each U.S. Subsidiary Guarantor and the requisite U.S. Lenders (whether directly or through a lender authorization);

(e) the Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Lender (including the Administrative Agent) that executes and delivers this Amendment or a Lender Authorization to the Administrative Agent, the U.S. Administrative Agent (or the U.S. Administrative Agent’s counsel) on or prior to 5 p.m. (Eastern Time) on October 31, 2007, an amendment fee in an amount equal to 5 basis points times the principal amount of such Lender’s Commitment; and

(f) the Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Amendment.

4. Effect of the Amendment. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, the U.S. Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower and the U.S. Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

5. Representations and Warranties/No Default. By its execution hereof, each of the Borrower and the U.S. Borrower hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:

(a) after giving effect to the amendments set forth in Section 2 above, each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date) and that no Default or Event of Default has occurred or is continuing;

(b) the Borrower, the U.S. Borrower and each of the Additional Grantors has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and

(c) this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower, the U.S. Borrower and each of the Additional Grantors, and each such document constitutes the legal, valid and binding obligation of the Borrower, the U.S. Borrower and each of the Additional Grantors, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

6. Reaffirmations. Each of the Borrower, the U.S. Borrower and the Additional Grantors, as applicable, (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of the Borrower, the U.S. Borrower and such Additional Grantor under, or release the Borrower, the U.S. Borrower or such Additional Grantor from any obligations under, the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party, (b) confirms and reaffirms its obligations under the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party and (c) agrees that the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party remain in full force and effect and are hereby ratified and confirmed. In furtherance of the reaffirmations set forth in this Section 6, each of the Borrower and the Additional

Grantors, as applicable, hereby grants to the Administrative Agent, for the ratable benefit of itself and the Lenders, a security interest in, all Collateral and all proceeds thereof as security for the Obligations, in each case subject to any applicable terms and conditions set forth in the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party. The parties hereto acknowledge and agree that each reference in this Paragraph 6 to “Security Document” or “Security Documents” shall include, without limitation, that certain parent guaranty agreement dated as of January 19, 2007 and executed by the Parent Grantor in favor of the Administrative Agent.

7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9. Electronic Transmission. A facsimile, telecopy, pdf or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy, pdf or other reproduction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWER:

BOWATER CANADIAN FOREST PRODUCTS INC.

By:	/s/ Duane A. Owens
Name:	Duane A. Owens
Title:	Treasurer

U.S. BORROWER:

BOWATER INCORPORATED

By:	/s/ Duane A. Owens
Name:	Duane A. Owens
Title:	Vice President and Treasurer

PARENT GRANTOR:

BOWATER CANADIAN HOLDINGS INCORPORATED

By:	/s/ Duane A. Owens
Name:	Duane A. Owens
Title:	Treasurer

[Signature Pages Continue]

[Second Amendment – Bowater Canada]

SUBSIDIARY GRANTORS:

BOWATER CANADA FINANCE LIMITED PARTNERSHIP

By:	BOWATER CANADA TREASURY CORPORATION, its general partner

By:	/s/ Duane A. Owens
Name:	Duane A. Owens
Title:	Vice President and Treasurer

BOWATER SHELBURNE CORPORATION

By:	/s/ Duane A. Owens
Name:	Duane A. Owens
Title:	Vice President and Treasurer

BOWATER LEHAVE CORPORATION

By:	/s/ Duane A. Owens
Name:	Duane A. Owens
Title:	Vice President and Treasurer

[Signature Pages Continue]

[Second Amendment – Bowater Canada]

THE BANK OF NOVA SCOTIA, as Administrative Agent (on behalf of itself and the Lenders who have executed a Lender Authorization) and as Issuing Lender and Lender

By:	/s/ Robert Boomhour
Name:	Robert Boomhour
Title:	Director

[Second Amendment – Bowater Canada]

Exhibit A

Form of Lender Authorization

LENDER AUTHORIZATION

Bowater Canadian Forests Products Inc.

Second Amendment

October     , 2007

The Bank of Nova Scotia

40 King Street West

Scotia Plaza, 62nd Floor

Toronto, Ontario M5W 2X6

Attention: Corporate Banking Loan Syndication

Re:	(a) the Second Amendment dated as of October , 2007 (the “Amendment”) to that certain Credit Agreement dated as of May 31, 2006 (as amended, the “Credit Agreement”) among Bowater Canadian Forest Products Inc. (the “Borrower”), Bowater Incorporated (the “U.S. Borrower”), the lenders party thereto (the “Lenders”), and The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”) for the Lenders and (b) the Second Amendment dated as of October , 2007 (the “US Amendment” and, together with the Amendment, the “Amendments”) to that certain Credit Agreement dated as of May 31, 2006 (as amended, the “U.S. Credit Agreement”) among the U.S. Borrower, the lenders party thereto (the “U.S. Lenders”), and Wachovia Bank, National Association, as administrative agent (the “U.S. Administrative Agent”) for the U.S. Lenders.

This Lender Authorization acknowledges our receipt and review of the execution copy of the Amendments, each in the form posted on SyndTrak Online or otherwise distributed to us by the Administrative Agent or the U.S. Administrative Agent. By executing this Lender Authorization, we hereby approve the Amendments and authorize the Administrative Agent or the U.S. Administrative Agent (as applicable) to execute and deliver the Amendments on our behalf.

Each financial institution executing this Lender Authorization agrees or reaffirms that it shall be a party to the Amendments and the other Loan Documents (as defined in the Credit Agreement) to which Lenders are parties and shall have the rights and obligations of a Lender (as defined in the Credit Agreement), and agrees to be bound by the terms and provisions applicable to a “Lender”, under each such agreement. In furtherance of the foregoing, each financial institution executing this Lender Authorization agrees to execute any additional documents reasonably requested by the Administrative Agent to evidence such financial institution’s rights and obligations under the Credit Agreement.

[Insert name of applicable financial institution]

By:
Name:
Title: